EXHIBIT 99.3


                                  CONSENT
                                     OF
                   CREDIT SUISSE FIRST BOSTON CORPORATION




November 20, 1997

Board of Directors
Falcon Drilling Company, Inc.
1900 West Loop South, Suite 1800
Houston, Texas 77027

Members of the Board:

We hereby consent to the inclusion of (i) our opinion letter, dated November 20, 1997, to the Board of Directors of Falcon Drilling Company, Inc. ("Falcon") as Annex B to the Registration Statement of R&B Falcon Corporation on Form S-4 (the "Registration Statement"), relating to the proposed business combination involving Falcon and Reading & Bates Corporation and (ii) references made to our firm and such opinion in the Registration Statement under the captions entitled "SUMMARY - THE FALCON SPECIAL MEETING - Opinion of Falcon's Financial Advisor", "THE MERGERS - Background of the Mergers", "THE MERGERS - Recommendations of the Board of Directors and Reasons for the Mergers - Falcon", and "THE MERGERS -
Opinions of Financial Advisors - Falcon - Opinion of CSFB". In giving such consent, we do not admit that we come within the category of persons whose consent is required under, nor do we admit that we are "experts" for the purposes of, the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

CREDIT SUISSE FIRST BOSTON CORPORATION







                         FALCON DRILLING COMPANY, INC

                     SPECIAL MEETING OF STOCKHOLDERS TO BE
                          HELD ON  DECEMBER 23, 1997

               THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF
          DIRECTORS OF FALCON DRILLING COMPANY, INC.

               The undersigned hereby constitutes and appoints Steven A. Webster and Robert F. Fulton, and each of them, attorney with full power of substitution and revocation, to vote for and in the name of the undersigned all of the shares of Common Stock of Falcon Drilling Company, Inc. ("Falcon") which the undersigned is entitled to vote at the Special Meeting of Stockholders to be held on December 23, 1997, at 9:00 a.m., Central Time, and at any adjournments or postponements thereof, upon the matter set forth below and described in the accompanying Joint Proxy Statement/Prospectus and upon all matters that may properly come before the Special Meeting.

          THE FALCON BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE
          FOLLOWING  PROPOSAL:

               1. To approve and adopt the Agreement and Plan of Merger, dated as of July 10, 1997, among R&B Falcon Corporation, FDC Acquisition Corp., Reading & Bates Acquisition Corp., Falcon and Reading & Bates Corporation.

                    FOR  ( )       AGAINST  ( )        ABSTAIN  ( )

               THE PROXY WILL BE VOTED AS YOU SPECIFY ABOVE WITH RESPECT TO THE MATTER SET FORTH ABOVE. IF THIS PROXY IS EXECUTED BUT NO CHOICE IS INDICATED, THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED FOR THE APPROVAL AND ADOPTION OF THE AGREEMENT AND PLAN OF MERGER AND OTHERWISE IN THE DISCRETION OF THE PROXY HOLDERS.

               PLEASE BE SURE TO SIGN AND DATE THE PROXY ON THE
          REVERSE SIDE.

          (Continued and to be signed on reverse side)

                                    Reverse

          (Continued from other side)

          NOTE: Please sign exactly as name or names appear hereon. If acting as executor, administrator, trustee, guardian, etc., please give your full title as it appears hereon. When signing as joint tenants, all parties in the joint tenancy must sign. When a proxy is given by a corporation, it should be signed by an authorized officer and the corporate seal affixed. No postage is required if returned in the enclosed envelope and mailed in the United States.

                          Dated_____________________________________, 1997


                          X_________________________________________

                          X_________________________________________

                PLEASE COMPLETE, SIGN, DATE AND PROMPTLY RETURN
                      THIS PROXY IN THE ENCLOSED ENVELOPE






                          READING & BATES CORPORATION
                          901 Threadneedle, Suite 200
                           Houston, Texas 77079-2902

                                     PROXY

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                        OF READING & BATES CORPORATION

                    The undersigned hereby appoints Paul B. Loyd, Jr. and Tim W. Nagle, each with full power to act without the other, as proxies with full power of substitution, to represent and to vote on behalf of the undersigned all of the shares of common stock and all of the shares of Class A (Cumulative Convertible) Capital Stock of Reading & Bates Corporation ("R&B") which the undersigned is entitled in any capacity to vote if personally present at the Special Meeting of Stockholders of R&B to be held on December 23, 1997 at 9:00 A.M., Central Time, and at any and all adjournments or postponements thereof, upon the matter set forth below and more fully described in the Notice of Annual Meeting of Stockholders dated November 20, 1997 and the R&B and Falcon Drilling Company, Inc. ("Falcon") Joint Proxy Statement/Prospectus dated November 20, 1997 and, in their discretion, upon all matters incident to the conduct of the Special Meeting and upon all matters presented at the Special Meeting but which were not known to the Board of Directors at a reasonable time before the solicitation of this proxy.

          THIS PROXY REVOKES ALL PRIOR PROXIES GIVEN BY THE UNDERSIGNED AND, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR THE MATTER SET FORTH BELOW AND IN THE DISCRETION OF THE PROXIES ON ALL OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE SPECIAL MEETING. YOUR VOTE SHALL BE KEPT CONFIDENTIAL SUBJECT TO R&B'S BY-LAWS.

             IMPORTANT - THIS PROXY MUST BE SIGNED AND DATED BELOW.

          (X)  PLEASE MARK YOUR
               VOTES AS IN THIS
               EXAMPLE

          THE R&B BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE
          FOLLOWING PROPOSAL:

               1. Approval and adoption of the Agreement and Plan of Merger dated as of July 10, 1997, among R&B Falcon Corporation, FDC Acquisition Corp., Reading & Bates Acquisition Corp., Falcon and R&B pursuant to which R&B will become a wholly owned subsidiary of R&B Falcon Corporation.

                   ( ) FOR       ( ) AGAINST       ( ) ABSTAIN

             (Continued and to be signed and dated on the other side)

                           (Continued from other side)

                    THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED OR, IF NO CONTRARY DIRECTION IS INDICATED, WILL BE VOTED AS FOLLOWS: FOR APPROVAL AND ADOPTION OF THE AGREEMENT AND PLAN OF MERGER, AND IN THE DISCRETION OF THE PROXY HOLDERS ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING.

                    PLEASE SIGN EXACTLY AS YOUR NAME APPEARS HEREON. IF THE STOCK IS REGISTERED IN THE NAMES OF TWO OR MORE PERSONS, EACH SHOULD SIGN. EXECUTORS, ADMINISTRATORS, TRUSTEES, GUARDIANS AND ATTORNEYS-IN-FACT SHOULD ADD THEIR TITLES. IF SIGNER IS A CORPORATION, PLEASE GIVE FULL CORPORATE NAME AND HAVE A DULY AUTHORIZED OFFICER SIGN, STATING TITLE. IF SIGNER IS A PARTNERSHIP, PLEASE SIGN IN PARTNERSHIP NAME BY AUTHORIZED PERSON.

                                             Dated:
                                             , 1997

                                             -------------------------
                                                       Signature

                                             -------------------------
                                              Signature if held jointly

                                             PLEASE SIGN, DATE AND
                                             PROMPTLY RETURN THIS
                                             PROXY IN THE ENCLOSED
                                             RETURN ENVELOPE WHICH IS
                                             POSTAGE PREPAID IF MAILED
                                             IN THE UNITED STATES.

                                             NOTE: (This Proxy should
                                             be marked, signed by the
                                             stockholder(s) exactly as
                                             his or her name appears
                                             hereon, and returned
                                             promptly in the enclosed
                                             envelope.  Persons
                                             signing in a fiduciary
                                             capacity should so
                                             indicate.  If shares are
                                             held by joint tenants or
                                             as community property,
                                             both should sign.)